UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 6, 2008
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 — 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation
     On March 6, 2008, the Board of Directors of American Medical Systems Holdings, Inc. ratified the Compensation Committee’s recommended 2008 base salaries and option grants, and target bonuses under the 2008 Executive Variable Incentive Plan (EVIP) for each of its executive officers, including its principal executive officer, principal financial officer and each of the company’s other “named executive officers” (as defined in Regulation S-K Item 402(a)(3)) identified in its proxy statement for its 2007 annual meeting, other than those executive officers who are no longer employees. The named executive officers include Stephen J. McGill, who will be departing in the second quarter of 2008. Information regarding Mr. McGill has been provided in this report due to his status as a “named executive officer” and his participation in the EVIP during the first quarter of 2008, as described below.
     2008 Base Salary and Option Grants.
     On March 6, 2008, the Board of Directors ratified the Compensation Committee’s recommended 2008 base salaries (effective as of February 1, 2008) for, and granted options to purchase shares of company common stock to, each executive officer, including the named executive officers, each as set forth in the table below. All options were granted under the company’s 2005 Stock Incentive Plan at an exercise price of $14.355 (the average of high and low sale prices on the grant date). Except as noted below, all options vest with respect to twenty-five percent of the shares on March 31, 2009 and with respect to 6.25% of the shares on the last day of each calendar quarter thereafter. All options have a term of seven years.

Name	Title	2008 Base Salary	2008 Options
Ross A. Longhini(1)	Chief Executive Officer,	$325,000	100,000
	Executive Vice President and Chief
	Operating Officer
Mark A. Heggestad	Executive Vice President and Chief	$280,000	40,000
	Financial Officer
Stephen J. McGill	Senior Vice President, Global Sales	$263,000	—
John F. Nealon	Senior Vice President, Business	$250,000	25,000
	Development

(1)	Mr. Longhini was appointed chief executive officer in January 2008 and is serving on an interim basis while a search is conducted for a permanent chief executive officer. In recognition of his service as chief executive officer, the grant of stock options to Mr. Longhini consists of options to purchase 50,000 shares that vest over the standard four year period described above and options to purchase 50,000 shares that vest in full on March 31, 2009.

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     2008 Executive Variable Incentive Plan.
     On March 6, 2008, the Board ratified the Compensation Committee’s recommended target bonuses for executive officers under the 2008 Executive Variable Incentive Plan. The Board approved the plan on February 8, 2008. The plan provides for payment of a bonus based on achievement of net sales, net income and cash flow objectives in the 2008 operating plan approved by the Board. The total bonus is weighted 40% for achieving the net sales objective, 30% for achieving the net income objective and 30% for achieving the cash flow objective. The bonus payable under the plan is pro-rated for achievement above the minimum threshold and increases with percentage achievement relative to the objectives, and 100% of the target bonus will be paid at 100% achievement of the plan objectives. The maximum bonus payable under the plan will be 200% of the target bonus at 110% achievement of the net sales and net income objectives and 115% achievement of the cash flow objective. The plan provides for payment only if net sales and net income are more than 90% of the corresponding objective, and bonuses for achieving these objectives will be determined and paid quarterly. The plan provides for payment if cash flow is more than 85% of the cash flow objective, and bonuses for achieving this objective will be determined and paid annually. The target bonus for 2008 for the company’s principal executive officer, principal financial officer and each other named executive officer is set forth in the table below. As noted above, Mr. McGill will be departing in the second quarter of 2008, and he will be participating in the plan only for the first quarter of 2008.

Name	Title	2008 Target Bonus
Ross A. Longhini	Chief Executive Officer,	$227,500
	Executive Vice President and Chief Operating Officer
Mark A. Heggestad	Executive Vice President and Chief Financial Officer	$140,000
Stephen J. McGill	Senior Vice President, Global Sales	$20,711
John F. Nealon	Senior Vice President, Business Development	$112,500

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: March 12, 2008	By /s/ Mark A. Heggestad
	Name:	Mark A. Heggestad
	Title:	Executive Vice President and Chief Financial Officer

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